       1 (Exhibit 7.3)
                             Trademark Assignment

     This Agreement is by and between Overland Food Co., a Delaware corporation ("Assignor") and Neurochemical Research Corporation, a Tennessee corporation ("Assignee").

     WHEREAS, Assignor, is the owner of that trademarks identified as follows:

     a.  Trim-A-Way, Registration No.1,780,004, issued on 7/6/93.
     b. QuitSystem, Registration No. 1,669,112, issued on 12/24/91 (issued to Labco Pharmaceuticals, Inc., a Delaware corporation, and assigned to Overland Food Co. as of April 4, 2002).
     c. Anaplex (unregistered; assigned by Labco Pharmaceuticals, Inc., a Delaware corporation, to Overland Food Co. as of April 4, 2002).

     WHEREAS, Assignee, wishes to acquire the entire rights, title, and interest in the Trademarks.

     NOW, the parties agree as follows:
          1. Assignment Assignor does hereby irrevocably assign to Assignee all rights, title, and interest (including but not limited to, all registration rights with respect to the Trademarks, all rights to prepare derivative marks, all goodwill and all other rights), in and to the Trademarks.
          2. Consideration. In consideration for the assignment set forth in Section 1, Assignor shall pay Assignee the sum of $100, payment and receipt of which is hereby acknowledged.

          3. Representations and Warranties. Assignor represents and warrants to Assignee:

          (a) Assignor has the right, power and authority to enter into this Agreement;
          (b) Assignor is the exclusive owner of all right, title and interest, including all intellectual property rights, in the Trademarks;
          (c) The Trademarks are free of any liens, security interests, encumbrances or licenses;

       2 (Exhibit 7.3)

          (d) The Trademarks do not infringe the rights of any person or entity;
          (e) There are no claims, pending or threatened, with respect to Assignor's rights in the Trademarks;
          (f) This Agreement is valid, binding and enforceable in accordance with its terms; and
          (g) Assignor is not subject to any agreement, judgment or order inconsistent with the terms of this Agreement.

          4. Attorney's Fees. Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation to enforce this Agreement, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys' fees and costs in such litigation from the party against whom enforcement was sought.

          5. Entire Agreement This Agreement, contains the entire understanding and agreement between the parties hereto with respect to its subject matter and supersedes any prior or contemporaneous written or oral agreements, representations or warranties between them respecting the subject matter hereof.

          6. Amendment This Agreement may be amended only by a writing signed by both parties.

          7. Severability If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

          8. Agreement to Perform Necessary Acts Assignee agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

       3 (Exhibit 7.3)

          9. Governing Law This Agreement shall be construed in accordance with, and all actions arising hereunder shall be governed by, the laws of the State of California.

Date:   April 4, 2002

ASSIGNEE                                  ASSIGNOR

/s/ Signature                             /s/ Signature
______________________________            ______________________________
Neurochemical Research Corp.              Overland Food Co.
By:  Carol Slavin                         By: Dan Tennant
     President                                President

       4 (Exhibit 7.3)

                              NOTARIZATION FORM


State of California

County of [county]

On [date] before me, [name of notary], notary, personally appeared [person(s) involved], personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                                      Witness my hand and official seal.


(Seal)                                Signature___________________________
                                                          Notary